Exhibit 3.3

·, ·f Dlo DDDOCilf b 3 ( Requestor'sName) I 11 U IUU U I . 500076629895 ( A d dress) (Address) ( City/State/Zip/Phone# ) D PICK - UP D WAIT D MAIL 08/03/06 -- 01003 -- 004 ••43.75 (B us i ness Ent ity Name ) (Docu men t Numbe r) Certified Copies_ Ce i fit aof status_ . . I I · .,, . . . Special Instructions to Filing Officer: • ,. I . . 'if O ff i ce Use Only - • ,

.: COVER LETT ER TO: Amendment Section Division of Corporations NAME OF CORPORATION: Technol Fuel Conditioners, Inc. DOCUMENT NUMBER: P06000094563 ------------------------ V The e nclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Joseph I. Emas (Name of Contact Person) Joseph I. Emas, P.A. (F inn/ Company) 1224 Washington Avenue (A ddress ) Miami Beach, Florida 33139 (City/ State and Zip Code) For further information concerning this matter, please call: .:.... o_s_e _p_h__l._E_m_a_s a (Name of Contact Person) t (305) _5_3_1_ - 1_1_7_ 4 _ (Area Code & Daytime Telephone Number ) Enclosed is a check for the following amount: 0 $35 Filing Fee 0S43.75 Filing Fee & Certificate of Status @ $43 . 75 Filing Fee & Certified Copy ( Additional copy is enclosed) Mailing Address Amendment Section Division of Corporations P.O . Box 6327 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301 0 $52 . 50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Articles of Amendment
to
Articles of Incorporation
of

FILED
06 JUL 31 AM 8:58
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Technol Fuel Conditioners, Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

P06000094563
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Allied Energy Group, Inc.
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV is hereby deleted in its entirety and replaced as follows:

The number of shares of stock is: 200,000,000 (0.001 par value) common shares and 10,000,000 (0.01 par value) preferred shares.

On July 10, 2006, the Company effected a ten (10) for one (1) reverse stock split (conversion) of the issued and outstanding common shares.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

.. The date of each amendment(s) adoption: _J_u_ly_1_0_._2_0_0_6 _ Effective date if applicable: _J_u....:ly_2_7_,_2_0_0_6 _ (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) [Z] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups . The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s) : "The number of votes cast for the amendment(s) was/were sufficient for approval by " (voting group) 0 The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not re ed. Signature ------ ."*"" - ;, fHi -- T ----- " - ' ---- ':;..._ --------- (By a director, pres r selected, by an in orporator i in the hands of a receiver, trustee, or other court appointed fiducia by that fiduciary) Joseph I. Emas (Typed or printed name of person signing) Secretary - Authorized Signatory (Title of person signing) FILING FEE: $35